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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
Press Contact:	Arthur Coppola, Chairman and Chief Executive Officer
or
Thomas E. O'Hern, Senior Executive Vice President, Chief Financial Officer and Treasurer
(310) 394-6000

MACERICH ANNOUNCES QUARTERLY RESULTS

        Santa Monica, CA (2/8/11)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended December 31, 2010 which included total funds from operations ("FFO") diluted of $108.9 million or $.77 per share-diluted, compared to $92.7 million or $.90 per share-diluted for the quarter ended December 31, 2009. For the year ended December 31, 2010, FFO-diluted was $351.3 million, or $2.66 per share-diluted compared to $344.1 million or $3.70 per share-diluted for the year ended December 31, 2009. Net income available to common stockholders for the quarter ended December 31, 2010 was $23.6 million or $.18 per share-diluted compared to net loss available to common stockholders of $14.4 million or $.18 per share-diluted for the quarter ended December 31, 2009. For the year ended December 31, 2010, net income available to common stockholders was $25.2 million or $.19 per share-diluted compared to $120.7 million or $1.45 per share-diluted for the year ended December 31, 2009. The Company's definition of FFO is in accordance with the definition provided by the National Association of Real Estate Investment Trusts ("NAREIT"). A reconciliation of net income to FFO and net income per common share-diluted ("EPS") to FFO per share-diluted is included in the financial tables accompanying this press release.

Recent Highlights

  •
  Mall occupancy increased to 93.1%, up from 91.3% at December 31, 2009.

  •
  Mall total tenant sales increased 5.0% for the quarter compared to the quarter ended December 31, 2009.

  •
  During the quarter 294,000 square feet of leases were signed. Releasing spreads were up 13.7% for the quarter.

  •
  During the quarter, same center net operating income increased by 1.8%.

        Commenting on the quarter, Arthur Coppola chairman and chief executive officer of Macerich stated, "The fundamentals of our business continue to improve. We saw strong retail sales gains again during the fourth quarter. Mall occupancy continued to improve with a 180 basis point increase for the year. We have now had four consecutive quarters of same center NOI growth, and we expect that trend to continue in 2011. We successfully completed a number of very attractive refinancings and continue to benefit from a very strong capital market."

Redevelopment Update

        At Pacific View Mall in Ventura, California, Macerich announced three new deals—BevMo!, Staples and Massage Envy which join previously announced Sephora, Trader Joe's and H&M. BevMo!, Massage Envy and Trader Joe's are scheduled to open in the second quarter, followed by Staples in the third quarter. Macerich began this recycling of retail space on the property's north end in September 2010.

        On February 5, 2011, a 79,000-square-foot Forever 21 opened as part of Macerich's phased anchor recycling at Danbury Fair, a 1,292,086 square-foot regional shopping center in Fairfield County, Connecticut. Forever 21 joins Dick's Sporting Goods, which opened in November 2010.

Financing Activity

        On December 29, 2010, the Company closed on a $232 million loan on Freehold Raceway Mall. The loan has a term of seven years with a fixed interest rate of 4.15%. The loan paid off the previous loan of $157 million.

        On February 1, 2011, the Company paid off the $50 million participating mortgage on Chesterfield Town Center. The loan had an interest rate of 9.1% with a maturity in January 2024. The Company negotiated the early extinguishment of this debt at the principal amount plus $9 million, which included the buyout of the lender's 35% participating interest in any sale proceeds from the asset in excess of the loan amount.

Earnings Guidance

        The Company is issuing 2011 FFO per share guidance in a range from $2.78 to $2.94. This guidance includes the prepayment of the Chesterfield loan. The guidance also assumes same center net operating income growth of 1.5% to 2.5% and an occupancy gain of .50%.

        A reconciliation of FFO to EPS follows:

Estimated range for FFO per share:	$2.78 to $2.94
Less: real estate depreciation and amortization	$2.40 - $2.40

Estimated EPS range:	$ .38 to $ .54

Dividend

        On February 2, 2011, the Board of Directors of the Company declared a quarterly cash dividend of $.50 per share of common stock. The dividend is payable on March 8, 2011 to stockholders of record at the close of business on February 22, 2011.

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. Macerich owns approximately 73 million square feet of gross leaseable area consisting primarily of interests in 71 regional malls. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins today, February 8, 2011 at 10:30 AM Pacific Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the

Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2009, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)
##

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended December 31,		For the Three Months Ended December 31,		For the Three Months Ended December 31,
	Unaudited				Unaudited
	2010	2009	2010	2009	2010	2009
Minimum rents	$112,052	$113,829	10	$(932)	$112,062	$112,897
Percentage rents	8,454	7,247	—	—	8,454	7,247
Tenant recoveries	63,081	59,338	(4)	(373)	63,077	58,965
Management Companies' revenues	10,028	12,422	—	—	10,028	12,422
Other income	10,270	8,439	(6)	(2)	10,264	8,437

Total revenues	203,885	201,275	0	(1,307)	203,885	199,968

Shopping center and operating expenses	64,021	59,022	(22)	(282)	63,999	58,740
Management Companies' operating expenses	21,718	20,602	—	—	21,718	20,602
Income tax benefit	(3,950)	(3,883)	—	—	(3,950)	(3,883)
Depreciation and amortization	64,882	75,656	—	(272)	64,882	75,384
REIT general and administrative expenses	4,999	8,944	—	—	4,999	8,944
Interest expense	53,507	59,408	—	1	53,507	59,409
Gain on early extinguishment of debt	2,053	15	—	—	2,053	15
(Loss) gain on sale or write down of assets	(77)	(14,965)	—	17,126	(77)	2,161
Co-venture interests(b)	(2,547)	(2,262)	—	—	(2,547)	(2,262)
Equity in income of unconsolidated joint ventures	27,621	18,513	—	—	27,621	18,513
Income (loss) from continuing operations	25,758	(17,173)	22	16,372	25,780	(801)
Discontinued operations:
Loss on sale or write down of assets	—	—	—	(17,126)	—	(17,126)
(Loss) income from discontinued operations	—	—	(22)	754	(22)	754
Total loss from discontinued operations	—	—	(22)	(16,372)	(22)	(16,372)
Net income (loss)	25,758	(17,173)	—	—	25,758	(17,173)
Less net income (loss) attributable to noncontrolling interests	2,200	(2,797)	—	—	2,200	(2,797)
Net income (loss) attributable to the Company	23,558	(14,376)	—	—	23,558	(14,376)
Less preferred dividends	—	—	—	—	—	—

Net income (loss) available to common stockholders	$23,558	$(14,376)	—	—	$23,558	$(14,376)

Average number of shares outstanding—basic	130,301	91,102			130,301	91,102

Average shares outstanding, assuming full conversion of OP Units(c)	142,031	103,026			142,031	103,026

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	142,031	103,026			142,031	103,026

Per share income (loss)—diluted before discontinued operations	—	—			$0.18	$(0.02)

Net income (loss) per share—basic	$0.18	$(0.17)			$0.18	$(0.17)

Net income (loss) per share—diluted(c)	$0.18	$(0.18)			$0.18	$(0.18)

Dividend declared per share	$0.50	$0.60			$0.50	$0.60

FFO—basic(c)(d)	$108,921	$92,701			$108,921	$92,701

FFO—diluted(c)(d)	$108,921	$92,701			$108,921	$92,701

FFO per share—basic(c)(d)	$0.77	$0.90			$0.77	$0.90

FFO per share—diluted(c)(d)	$0.77	$0.90			$0.77	$0.90

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Twelve Months Ended December 31,		For the Twelve Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited				Unaudited
	2010	2009	2010	2009	2010	2009
Minimum rents	$423,151	$484,709	13	$(10,448)	$423,164	$474,261
Percentage rents	18,411	16,643	—	(12)	18,411	16,631
Tenant recoveries	243,303	246,533	(4)	(2,432)	243,299	244,101
Management Companies' revenues	42,895	40,757	—	—	42,895	40,757
Other income	30,800	29,988	(10)	(84)	30,790	29,904

Total revenues	758,560	818,630	(1)	(12,976)	758,559	805,654

Shopping center and operating expenses	246,066	262,526	(188)	(4,352)	245,878	258,174
Management Companies' operating expenses	90,414	79,305	—	—	90,414	79,305
Income tax benefit	(9,202)	(4,761)	—	—	(9,202)	(4,761)
Depreciation and amortization	246,812	266,163	—	(4,100)	246,812	262,063
REIT general and administrative expenses	20,703	25,933	—	—	20,703	25,933
Interest expense	212,818	267,039	—	6	212,818	267,045
Gain on early extinguishment of debt	3,661	29,161	—	—	3,661	29,161
Gain on sale or write down of assets	474	121,766	23	40,171	497	161,937
Co-venture interests(b)	(6,193)	(2,262)	—	—	(6,193)	(2,262)
Equity in income of unconsolidated joint ventures	79,529	68,160	—	—	79,529	68,160
Income from continuing operations	28,420	139,250	210	35,641	28,630	174,891
Discontinued operations:
Loss on sale or write down of assets	—	—	(23)	(40,171)	(23)	(40,171)
(Loss) income from discontinued operations	—	—	(187)	4,530	(187)	4,530
Total loss from discontinued operations	—	—	(210)	(35,641)	(210)	(35,641)
Net income	28,420	139,250	—	—	28,420	139,250
Less net income attributable to noncontrolling interests	3,230	18,508	—	—	3,230	18,508
Net income attributable to the Company	25,190	120,742	—	—	25,190	120,742
Less preferred dividends	—	—	—	—	—	—

Net income available to common stockholders	$25,190	$120,742	—	—	$25,190	$120,742

Average number of shares outstanding—basic	120,346	81,226			120,346	81,226

Average shares outstanding, assuming full conversion of OP Units(c)	132,283	93,010			132,283	93,010

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	132,283	93,010			132,283	93,010

Per share income—diluted before discontinued operations	—	—			$0.19	$1.83

Net income per share—basic	$0.19	$1.45			$0.19	$1.45

Net income per share—diluted(c)	$0.19	$1.45			$0.19	$1.45

Dividend declared per share	$2.10	$2.60			$2.10	$2.60

FFO—basic(c)(d)	$351,308	$344,108			$351,308	$344,108

FFO—diluted(c)(d)	$351,308	$344,108			$351,308	$344,108

FFO per share—basic(c)(d)	$2.66	$3.70			$2.66	$3.70

FFO per share—diluted(c)(d)	$2.66	$3.70			$2.66	$3.70

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The following dispositions impacted the results for the three and twelve months ended December 31, 2010 and 2009:

  During the twelve months ended December 31, 2009, the Company sold six non-core community centers for $83.2 million and sold five Kohl's stores for approximately $52.7 million. As a result of these sales, the Company has classified the results of operations to discontinued operations for all periods presented.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating the FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. FFO on a diluted basis is one of the measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

  Gains or losses on sales of undepreciated assets and the impact of amortization of above/below market leases have been included in FFO. The inclusion of gains on sales of undepreciated assets increased FFO for the three and twelve months ended December 31, 2010 and 2009 by $0.1 million, $0.6 million, $1.3 million and $4.6 million, respectively, or by $0.00 per share, $0.00 per share, $0.01 per share and $0.05 per share, respectively. Additionally, amortization of above/below market leases increased FFO for the three and twelve months ended December 31, 2010 and 2009 by $2.4 million, $10.8 million, $3.3 million and $13.7 million, respectively, or by $0.02 per share, $0.08 per share, $0.03 per share and $0.15 per share, respectively.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Pro rata share of unconsolidated joint ventures:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2010	2009	2010	2009
Revenues:
Minimum rents	$78,143	$78,564	$300,637	$283,297
Percentage rents	6,650	6,647	13,458	12,359
Tenant recoveries	36,868	37,247	149,357	136,434
Other	6,685	5,413	21,418	16,422

Total revenues	128,346	127,871	484,870	448,512

Expenses:
Shopping center and operating expenses	43,983	44,259	170,221	155,415
Interest expense	31,342	32,529	125,858	111,276
Depreciation and amortization	25,721	25,474	109,906	106,435

Total operating expenses	101,046	102,262	405,985	373,126

Gain (loss) on sale or write down of assets	124	(7,344)	823	(7,642)
Loss on early extinguishment of debt	—	—	(689)	—
Equity in income of joint ventures	197	248	510	416

Net income	$27,621	$18,513	$79,529	$68,160

Reconciliation of Net income (loss) to FFO(d):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2010	2009	2010	2009
Net income (loss)—available to common stockholders	$23,558	$(14,376)	$25,190	$120,742
Adjustments to reconcile net income (loss) to FFO—basic
Noncontrolling interests in OP	2,330	(2,834)	2,497	17,517
Loss (gain) on sale or write down of consolidated assets	77	14,965	(474)	(121,766)
plus gain on undepreciated asset sales—consolidated assets	—	1,475	—	4,763
plus non-controlling interests share of gain (loss) on sale or write down of consolidated joint ventures	—	—	2	310
less write down of consolidated assets	—	(210)	—	(28,439)
(Gain) loss on sale or write-down of assets from unconsolidated entities (pro rata)	(124)	7,344	(823)	7,642
plus gain (loss) on undepreciated asset sales—unconsolidated entities (pro rata share)	124	(128)	613	(152)
less write down of assets—unconsolidated entities (pro rata share)	—	(7,219)	(32)	(7,501)
Depreciation and amortization on consolidated assets	64,882	75,656	246,812	266,163
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(4,394)	(4,624)	(17,979)	(7,871)
Depreciation and amortization on joint ventures (pro rata)	25,721	25,474	109,906	106,435
Less: depreciation on personal property	(3,253)	(2,822)	(14,404)	(13,735)

Total FFO—basic	108,921	92,701	351,308	344,108
Additional adjustment to arrive at FFO—diluted:
Preferred units—dividends	—	—	—	—

Total FFO—diluted	$108,921	$92,701	$351,308	$344,108

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO per diluted share:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2010	2009	2010	2009
Earnings per share—diluted	$0.18	$(0.18)	$0.19	$1.45
Per share impact of depreciation and amortization of real estate	0.59	0.91	2.46	3.77
Per share impact of loss (gain) on sale or write-down of depreciated assets	0.00	0.17	0.01	(1.52)

FFO per share—diluted	$0.77	$0.90	$2.66	$3.70

Reconciliation of Net income (loss) to EBITDA:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2010	2009	2010	2009
Net income (loss)—available to common stockholders	$23,558	$(14,376)	$25,190	$120,742
Interest expense—consolidated assets	53,507	59,408	212,818	267,039
Interest expense—unconsolidated entities (pro rata)	31,342	32,529	125,858	111,276
Depreciation and amortization—consolidated assets	64,882	75,656	246,812	266,163
Depreciation and amortization—unconsolidated entities (pro rata)	25,721	25,474	109,906	106,435
Noncontrolling interests in OP	2,330	(2,834)	2,497	17,517
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(7,224)	(7,328)	(28,715)	(11,839)
Gain on early extinguishment of debt	(2,053)	(15)	(3,661)	(29,161)
Loss on early extinguishment of debt—unconsolidated entities (pro rata)	—	—	689	—
Loss (gain) on sale or write down of assets—consolidated assets	77	14,965	(474)	(121,766)
(Gain) loss on sale or write down of assets—unconsolidated entities (pro rata)	(124)	7,344	(823)	7,642
Add: Non-controlling interests share of gain on sale of consolidated joint ventures	—	275	2	585
Add: Non-controlling interests share of gain on sale of unconsolidated entities	—	—	93	—
Income tax benefit	(3,950)	(3,883)	(9,202)	(4,761)
Distributions on preferred units	207	208	831	831

EBITDA(e)	$188,273	$187,423	$681,821	$730,703

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2010	2009	2010	2009
EBITDA(e)	$188,273	$187,423	$681,821	$730,703
Add: REIT general and administrative expenses	4,999	8,944	20,703	25,933
Management Companies' revenues	(10,028)	(12,422)	(42,895)	(40,757)
Management Companies' operating expenses	21,718	20,602	90,414	79,305
Lease termination income, straight-line and above/below market adjustments to minimum rents of comparable centers	(4,924)	(11,189)	(19,638)	(28,955)
EBITDA of non-comparable centers	(19,380)	(15,927)	(106,778)	(155,059)

Same Centers—NOI(f)	$180,658	$177,431	$623,627	$611,170

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on sale of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of lease termination income, staraight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1
MACERICH ANNOUNCES QUARTERLY RESULTS
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)